SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 23, 2010

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2010, Scott T. Vandeventer submitted his resignation as a member of the Board of Managers of Ministry Partners Investment Company, LLC (the “Company”).
Mr. Vandeventer was a Class II Manager whose term would otherwise have expired at the Company’s 2012 annual meeting of its common equity holders.  Mr. Vandeventer was also a member of the Audit Committee.  The resignation was not the result of any disagreement with the Company.

Item 8.01.  Other Events.

On March 10, 2010, the Company entered into a Master Agreement with Fiserv Solutions, Inc., a Wisconsin corporation (“Fiserv”), pursuant to which Fiserv will provide core system processing to the Company on its financial services platform.  Fiserv’s core system will support the accounting function for the mortgage loan investments the Company makes or enters into.  In addition, by entering into this agreement  with Fiserv, the Company will enhance its ability to offer online account access through Internet banking services, as well as online investment processing for transactions the Company undertakes on behalf of its customers and investors.  The Company expects to launch the Fiserv core processing system in the third quarter of fiscal year 2010.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits

The following exhibit is attached herewith:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 30, 2010	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ Billy M. Dodson
Billy M. Dodson
President